Exhibit 99.1
FOR IMMEDIATE RELEASE
Alliance Semiconductor Agrees to Sell Systems Solutions Business Unit
to Tundra Semiconductor
SANTA CLARA, Calif.—(BUSINESS WIRE)—April 19, 2006—Alliance Semiconductor Corporation (Nasdaq:ALSC, “Alliance”) today announced that it had signed a definitive agreement pursuant to which Alliance will sell its Systems Solutions business unit to Tundra Semiconductor Corporation (TSX:TUN, “Tundra”) for $5.8 million in cash. Pursuant to the definitive agreement, it is anticipated that approximately 50 employees of Alliance’s Systems Solutions business unit located in both Santa Clara, California and Hyderabad, India will be hired as employees of Tundra. The transaction is currently expected to be completed on or around a targeted closing date of May 2, 2006, contingent upon the satisfaction of customary closing conditions.
Mel Keating, President and Chief Executive Officer of Alliance, commented, “We are very pleased with the fit presented by the transaction with Tundra, as well as both the immediate value being realized and the related continuing cost savings for Alliance shareholders. This sale follows an extensive evaluation of the Alliance semiconductor business, during which we hired a financial advisor, held discussions with a number of interested parties and thoroughly evaluated alternatives, including the possibility of continuing to operate the business. Our directors have unanimously approved this transaction and we look forward to closing it soon.”
Bryant Riley, Chairman of the Alliance Board, noted “this transaction represents a step toward our goal of realizing value for the Alliance stockholders. We look forward to other value-unlocking opportunities.”
As previously announced, Alliance is exploring the possible disposition of additional business operations and has signed a letter of intent for one additional sale.
Forward-Looking Statements
 Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events. Words or phrases such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “will likely result,” “will continue,” “may,” “becoming,” “receiving” or similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. We caution that while we make such statements in good faith and we believe such statements are based on reasonable assumptions, including without limitation, management’s examination of historical operating trends, data contained in records, and other data available from third parties, we cannot assure you that our projections will be achieved. In addition to other factors and matters discussed from time to time in our filings with the U.S. Securities and Exchange Commission, or the SEC, some important factors that could cause actual results or outcomes for the Company or our subsidiaries to differ materially from those discussed in forward-looking statements include:
changes in general economic conditions in the markets in which we may compete and fluctuations in demand in the semiconductor and communications industries; our ability to sustain historical margins; increased competition; increased costs; increases in our cost of borrowings or unavailability of debt or equity capital on terms considered reasonable by management if the need for financing arises; litigation; and adverse state, federal or foreign legislation or regulation or adverse determinations by regulators. Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors.
Contacts:
Alliance Semiconductor Corporation, Santa Clara, CA
Melvin L. Keating, President and Chief Executive Officer
408-855-4900